CASPIAN SERVICES, INC.

WARRANT TO PURCHASE SHARES OF COMMON STOCK

This certifies that, for the value received ____________________., the registered holder hereof or its assigns (the “Warrant Holder”) is entitled to purchase from Caspian Services, Inc., a Nevada corporation (the “Company”) at any time from July 31, 2007 to July 31, 2010, at the purchase price of $4.00 per share (the “Warrant Price”), __________ shares of Common Stock, par value $0.001, of the Company. The number of shares purchasable upon exercise of this Warrant and the Warrant Price per share shall be subject to adjustment from time to time as set forth in the Warrant Agency Agreement referred to below.

The Warrant may be exercised in whole or in part by presentation of this Warrant with the Purchase Form, duly executed and simultaneous payment of the Warrant Price (subject to adjustment) at the office of the Company at 257 East 200 South, Suite 340, Salt Lake City, Utah 84101. Payment of such price shall be made at the option of the Warrant Holder in cash or by certified funds.

This Warrant evidences the right to purchase an aggregate of up to ___________ shares of Common Stock, $0.001 par value, of the Company and is issued under and in accordance with a Warrant Agency Agreement dated as of July 30, 2007 (the “Warrant Agency Agreement”), between the Company and Interwest Transfer Company, Inc., which is incorporated by reference, and is subject to the terms and provisions contained in the Warrant Agency Agreement, to all of which the Warrant Holder of this Warrant by acceptance hereof consents.

The Warrant Holder shall be required to give written notice of intent to exercise all or any portion of the Warrant within eighteen months after the closing of the private offer by the Company in which the Warrant Holder is acting as the placement agent. The Warrant will expire without value to the Warrant Holder and without liability to the Company unless exercised and the Warrant Price paid on or thirteen months after the closing of the private placement.

Upon any partial exercise of this Warrant, there shall be signed and issued to the Warrant Holder hereof, a new Warrant in respect to the Shares as to which this Warrant shall not have been exercised. This Warrant may be exchanged at the office of the Company by surrender of this Warrant, properly endorsed, for one or more new Warrants to purchase the same aggregate number of shares represented by the Warrants exchanged. No fractional shares will be issued hereunder, but the Company shall pay the cash value of any fraction upon the exercise of one or more Warrants. This Warrant is transferable at the office of the Company in the manner and subject to the limitations set forth in the Warrant Agency Agreement.

In the event that the closing sales price of a share of Common Stock as traded on the most senior exchange or quotation medium where the shares are quoted equals or exceeds $8.00

Caspian Warrant

(appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Common Stock occurring after the date hereof) for at least five (5) consecutive trading days, the Company, upon thirty (30) days prior written notice (the “Notice Period”) given to the Warrantholder, may call all or any portion of this Warrant at a redemption price equal to $0.001 per share of Common Stock then purchasable pursuant to this Warrant. Notwithstanding any such notice by the Company, the Warrantholder shall have the right to exercise this Warrant prior to the end of the Notice Period.

This Warrant does not entitle any Warrant Holder to any of the rights of a stockholder of the Company.

Dated: August ___, 2007

CASPIAN SERVICES, INC.

By: ____________________________
Laird Garrard, President

Caspian Warrant

ASSIGNMENT

(Form of Assignment to be Executed if the Warrant Holder Desires

to Transfer Warrants Evidenced Hereby)

FOR VALUE RECEIVED, ____________________________________________hereby sells, assigns and transfers to ___________________________________________________________

________________________________________________

(Please insert social security or other identifying number)

________________________________________________

________________________________________________

________________________________________________

(Please print name and address including zip code.)

________________________________________________________________________________

Warrants represented by this Warrant Certificate and does hereby irrevocably constitute and appoint

_______________________________________________________________________________

Attorney, to transfer said Warrants on the books of the Warrant Agent with full power of substitution in the premises.

Dated:____________________________

_____________________________________
Signature

(Signature must conform in all respects to name of holder as specified on the face of this Warrant Certificate)

Signature Guaranteed:

_________________________________

Caspian Warrant

PURCHASE FORM

(Form of Exercise to be Executed if the Warrant Holder Desires to Exercise Warrants Hereby)

Warrant Agent:

The Undersigned hereby irrevocably elects to exercise_______________________Warrants represented by this Warrant Certificate ant to purchase thereunder the full number of Share issuable upon exercise of such Warrants and encloses $______________________as the purchase price therefor, and requests that certificated for such Shares shall be issued in the name of, and cash for any fractional Shares shall be paid to,

_____________________________________________

(Please insert social security or other identifying number)

____________________________________

____________________________________

____________________________________

(Please print name and address including zip code.)

________________________________________________________________________________

and, if said number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the unexercised number of Warrants evidenced by this Warrant Certificate, be delivered to the Warrant Holder except as such unexercised number of Warrants may be assigned under the form of Assignment appearing hereon.

Dated:

_______________________________________
Signature

(Signature must conform in all respects to name of the Warrant Holder as specified on the face of this Warrant Certificate)

Signature Guaranteed:

____________________________________

NOTICE: Signature must be medallion signature guaranteed by a commercial bank or member firm of one of the following stock exchanges: New York Stock Exchange, Pacific Stock Exchange or American Stock Exchange.

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Caspian Warrant